EXHIBIT 99.9

Consent of Director Nominee of StepStone Group Inc.

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of StepStone Group Inc. and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Robert A. Waldo
Name: Robert A. Waldo

Date: August 24, 2020